                                                                   EXHIBIT 13

                              ORGANIZATIONAL CHART

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

                                                    ----------------------------
                                                    Trilon Financial Corporation
                                                              (Canada)
                                                    ----------------------------

                                                    ----------------------------
                                                    London Insurance Group, Inc.
                                                              (Canada)
                                                    ----------------------------

                                   ----------------------------      ----------------------------
                                           London Life                Security First Group, Inc.
                                        Insurance Company
                                            (Canada)                         95-3947585
                                   ----------------------------      ----------------------------

----------------- -------------- --------------- -------------- -------------- ----------------- -------------- -----------------
 Security First   Security First                 Security First Security First  Security First
Insurance Agency, Group of Ohio, Security First  Life Insurance   Investment   Insurance Agency, Security First  Security First
    (Nevada)           Inc.      Financial, Inc.    Company       Management         Inc.          Management   Real Estate, Inc.
                                                                  Corporation   (Massachusetts)    Corporation
   88-0272002       34-1737227     95-2869421    DE       61050   95-2844896      95-3476150       95-4087137      95-4087153
----------------- -------------- ---------------    54-0696644  -------------- ----------------- -------------- -----------------
                                                 --------------

                                                       --------------------
                                                        Security First Life
                                                             Insurance
                                                              Company
                                                             of Arizona
                                                        AZ            89010
                                                             86-0676035
                                                       --------------------

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